Exhibit 10(m)-1

AMENDMENT NO. 1

TO

PPL CORPORATION

DIRECTORS DEFERRED COMPENSATION PLAN

        WHEREAS, PP&L, Inc. ("PP&L") adopted the Pennsylvania Power & Light Company Directors Deferred Compensation Plan ("Plan") effective January 26, 1972; and

        WHEREAS, PPL Corporation adopted the Plan as amended and restated effective July 1, 2000; and

        WHEREAS, the Company desires to further amend the Plan;

        NOW, THEREFORE, the Plan is hereby amended as follows:

        I.  Effective November 1, 2002, Paragraphs 8(c)(i) and (ii) are amended to read:

8.  Payment of Accounts.

(c)	(i)	If Participant dies while a Director or before all installments have been paid under paragraph 8(b), payments shall be made within 30 days after Participant's death to one beneficiary designated by Participant in writing in such form and subject to such condition as determined necessary and approved by EBPB. Participant shall have a continuing power to designate a new beneficiary in the event of his death at any time prior to his death by written instrument delivered by Participant to the EBPB without the consent or approval of any person theretofore named as his beneficiary. In the event the designated beneficiary does not survive Participant, payment will be made to an alternate beneficiary designated in writing by Participant. If no such designation is in effect at the time of death of Participant, or if no person so designated shall survive Participant, payment shall be made to Participant's estate.
	(ii)	Payments will be made to Participant's designated beneficiary or Participant's estate in a single sum.

        II.  Except as provided for in this Amendment No. 1, all other provisions of the Plan shall remain in full force and effect.

        IN WITNESS WHEREOF, this Amendment No. 1 is executed this 18th day of December, 2002.

EMPLOYEE BENEFIT PLAN BOARD OF PPL CORPORATION

By: /s/ T. W. Hatten T. W. Hatten Chairman Employee Benefit Plan Board